EXHIBIT 99.1

Service Agreement

Dated                     September 6, 2005

Herbalife Europe Limited(1)

Wynne Roberts esq(2)

TABLE OF CONTENTS

1	Definitions	1
2	Interpretation	3
3	Job Title	3
4	Period of Employment	3
5	Duties	5
6	Pay and Expenses	6
7	Other benefits	7
8	Pension arrangements	8
9	Holiday	8
10	Confidentiality	9
11	Restrictions during the Appointment	10
12	Restrictions after the Appointment	11
13	Relevant Definitions	12
14	Absence, Illness and Incapacity	13
15	Termination	13
16	Obligations on the termination of the Appointment	15
17	Record keeping and data protection	15
18	Security and use of equipment	16
19	Notices	16
20	General	16
SCHEDULE 1—Intellectual Property		18

DATE	September, 6 2005

PARTIES

(1)          HERBALIFE EUROPE LIMITED (no.3162901) whose registered office is at Senator Court, 4 Belmont Road, Uxbridge, Middlesex, UB8 1HB (“the Company”)

(2)          Wynne Roberts ESQ of Wayside House, Shinfield Road, Shinfield, Reading, Berkshire, RG2 9BE (“the Executive”)

1                    Definitions

In this Agreement, except where a different interpretation is necessary in the context, the expressions set out below shall have the following meanings:

Appointment	the employment of the Executive pursuant to this Agreement
Board	the board of directors of the Company for the time being (including any committee of the Board)
CA	Companies Act 1985
Capacity	directly or indirectly, whether as principal, shareholder, partner, employee, officer, agent or otherwise, on his own behalf, or on behalf of any person, firm or company
Car Allowance	as defined in clause 7.1
Chairman	the Chairman of the Board from time to time
Commencement Date	TBD
Compliance Officer	as defined in clause 5.8
Confidential Information

all information which may be imparted or obtained in confidence or be of a confidential nature (whether imparted in writing, verbally or otherwise and whether imparted directly or indirectly) relating to the business or prospective business, current or projected plans or internal affairs of the Company or any Group Company including without limitation:

(a)

information relating to the current or prospective marketing or sales of any products or services of the Company or any Group Company, including lists of customers’ and suppliers’ names; addresses and contacts; sales targets and statistics; market share and pricing information; marketing surveys; research and reports; and advertising and promotional material

(b)

all know-how, trade secrets, unpublished information relating to the Company’s, or any Group Company’s, intellectual property and to the creation, production or supply of any products or services of the Company or any Group Company;

(c) any information to which the Company, or any Group Company, owes an obligation of confidence to a third party; and

(d)

any other commercial, financial or technical information relating to the business or prospective business of the Company, or any Group Company, or to any past, current or prospective client, customer, supplier, licensee, officer or employee, agent of the Company or any Group Company or any member or person interested in the share capital of the Company or any Group Company and any other person to whom the Company or Group Company may provide or from whom they may receive information (whether confidential or not)

DPA	Data Protection Act 1998
Documents

documents, notes, memoranda, correspondence, drawings, sketches, plans, designs, disks, memory, notebooks, tapes or any other medium, whether or not eye-readable, on which information (whether confidential or otherwise) relating to the business or affairs of the Company, any Group Company or to any past, current or prospective client, customer, supplier, licensee, officer, employee, or agent of the Company or any Group Company or any member or person interested in the share capital of the Company or any Group Company and any other person to whom the Company or Group Company may provide or from whom they may receive information (whether confidential or not), may from time to time be referred to, written, recorded or stored

ERA	Employment Rights Act 1996
Group

all companies being any of a subsidiary or subsidiary undertaking of the Company or a holding company or parent undertaking of the Company or a subsidiary or subsidiary undertaking of any such holding company or parent undertaking

Group Company	any company within the Group and references to the “Group Companies” shall be construed accordingly
Key Employee	any employee of the Company, or any Group Company, who is or was (in the Period) employed to the knowledge of the Executive:
(a) at management grade; or
(b) in a senior capacity; or
(c) in a capacity in which he has access to or obtained Confidential Information and in respect of whom the Executive exercised control or had managerial responsibility and with whom the Executive has had dealings, or who reported to the Executive, during the Period
Period	the period of 6 months immediately before the Termination Date

Permitted Interest

an interest in any class of shares or other securities of any company that are traded on a recognised investment exchange that amount to not more than 3% of such class of issued shares or securities and an interest in any units of any authorised unit trust

Protected Disclosure	a qualifying disclosure as defined by section 43B ERA which is made by the Executive in accordance with any of sections 43C to 43H ERA
Compensation Committee

a committee of the Board that determines the annual salary, any bonuses and other remuneration payable to the Executive and other members of the Board and of which a majority consists of non-executive directors

Restricted Area	United Kingdom
Termination Date	the date of termination or expiration of the Appointment

2                    Interpretation

2.1          The expressions “subsidiary” and “holding company” have the meanings given to them by sections 736 and 736A of the CA; the expressions “parent undertaking” and “subsidiary undertaking” have the meanings given to them by sections 258, 259 and 260 of the CA; and the expression “financial year” has the meaning given by section 223 of the CA.

2.2          The provisions of sections 324 and 328 of the CA apply in determining for the purpose of clause 11 whether the Executive has an interest in any shares or other securities.

2.3          References to clauses, Parties, and the Schedule are respectively to clauses of and the Parties and the Schedule to this Agreement.

2.4          References to any enactment are to be construed as referring also to any enactment or re-enactment thereof (whether before or after the date hereof), and to any previous enactment which such enactment has replaced (with or without amendment provided that the amendment does not change the law as at the date hereof) and to any regulation or order made thereunder.

2.5          The clause headings are for ease of reference only and shall not affect the interpretation of this Agreement.

3                    Job Title

The Company shall employ the Executive and the Executive shall serve the Company as Senior Vice President and Managing Director—Europe, Middle East and Africa, or in such other capacity as the Board may reasonably require, commensurate with his position and status, after consultation with the Executive.

4                    Period of Employment

4.1   The Appointment shall commence on the Commencement Date and, unless terminated earlier under clause 15, will continue until terminated by either party giving to the other not less than 12 months’ notice in writing to expire at any time.

4.2   The Company reserves the right, in its absolute discretion, to elect to terminate the Appointment with immediate effect by paying:

(a)          to the Executive a sum equivalent to the fixed salary referred to in clause 6.1 and to the Car Allowance; and

(b)         to the Executive either the value of the contractual benefits to which the Executive is entitled pursuant to clauses 7.3, 7.4 and 7.5, or, at the Company’s absolute discretion and subject to any rules of the scheme from time to time in force, if applicable, allowing the Executive to continue to receive such benefits pursuant to clauses 7.3, 7.4 and 7.5 and participate in such scheme; and

(c)          into the personal pension scheme referred to in clause 8.1 (“Pension Scheme”), for and in respect of the Executive, a sum equivalent to the Company’s Contributions into the Pension Scheme (as defined in clause 8.1), subject to the rules of the Pension Scheme, Inland Revenue restrictions and the provisions of the relevant legislation;

for any unexpired period of notice of termination.

4.3   No previous employment counts as part of the Executive’s period of continuous employment with the Company and therefore the Commencement Date is the date of the commencement of the Executive’s period of continuous employment.

4.4   The Company (and any relevant Group Company) shall not be obliged to provide work to the Executive at any time after notice of termination of the Appointment shall have been given by either party under any of the provisions of this Agreement, and the Company may, in its reasonable discretion, take any one or more of the following steps in respect of all or part of an unexpired period of notice, provided that both the Company and the Executive will remain bound by all other express and implied contractual obligations to the other pursuant to this Agreement:

(a)          require the Executive not to contact, whether directly or indirectly, any past, current or prospective suppliers, customers, agents or clients other than in a purely social capacity;

(b)         require the Executive to comply with such conditions as it may specify in relation to attending at, or remaining away from, the place(s) of business of the Company, the Group Companies or of any client or customer;

(c)          assign the Executive to other duties (reasonably commensurate with his position and status);

(d)         withdraw any powers vested in, or duties assigned to, the Executive;

(e)          require the Executive to return to the Company any property in his possession or under his control belonging to the Company, or any Group Company or any of its or their clients;

(f)            require the Executive to resign from any office he may hold in the Company, any Group Company or any other company where the office held is as a representative or nominee of the Company or any Group Company, and, in the event that he fails to do so within seven days of being requested to do so by the Company, the Company is hereby irrevocably authorised to appoint any person in his name and on his behalf to sign and deliver such resignation or resignations to the Company, any Group Company and any other company, as appropriate.

4.5   If the Executive unreasonably fails to make himself available to work during any period of notice of termination of the Appointment, other than due to illness or injury or otherwise in accordance with the terms of this Agreement or at the request or with the permission of the Board, the Company may deduct one day’s salary for each day of absence during such notice period.

4.6   If, during the Appointment, the Executive shall be removed from any office as a director of the Company pursuant to any power given to the Board or to the members of the Company by law or by the Articles of Association of the Company, or if he shall retire from any office as a director of the Company by rotation and shall not be re-elected, such event will, subject to clause 4.7 below, be deemed not to be a breach of this Agreement.

4.7   Notwithstanding clause 4.6 above, where the Executive is removed from any office as a director of the Company wholly or partly because he has engaged in any conduct which falls within clause 15.1(b), the Company shall be entitled to terminate the Appointment in accordance with clause 15.1.

5       Duties

5.1   During the term of the Appointment, the Executive shall have, (in addition to any implied duty of fidelity and any duties if he is appointed as a director at law), the following duties and obligations:

(a)          at all times to use all reasonable endeavours to promote the interests and welfare and maintain the goodwill of the Company and any other Group Company, and not to do and to exercise all reasonable endeavours to prevent there being done anything which may be prejudicial or detrimental to the Company or any Group Company;

(b)         to faithfully and diligently to perform his duties and to exercise and carry out such powers and functions as may from time to time be vested in him by or under the authority of the Board;

(c)          to devote the whole of his working time and attention and the full benefit of his knowledge, expertise and skills in the proper performance of his duties (unless on holiday as permitted by this Agreement or prevented by ill-health or accident or otherwise authorised by the Board in writing);

(d)         to give (in writing if so requested) to the Board, or to such person(s) as it may direct, such information and explanations regarding the affairs of the Company, any other Group Company or matters relating to the Appointment as the Board may reasonably require;

(e)          to comply with all lawful and reasonable directions from time to time given to him by or under the authority of the Board and, all applicable rules and regulations from time to time laid down by the Company concerning its employees;

(f)            subject to the CA (and any statutory instruments made pursuant to the CA) and the Memorandum and Articles of Association of the Company,  to accept his appointment as a member of the Board;

(g)          to accept such appointment as a member of the board of directors of the Company or any Group Company, or any other company as a representative or nominee of the Company as the Board may reasonably require, on such terms as may be reasonably determined by the Board and notified to the Executive from time to time;

(h)         to perform services for any Group Company wherever situated and to enter into any separate agreement(s) with such Group Company for such purposes as the Board may reasonably require;

(i)            to comply with the provisions of Schedule 1—Intellectual Property; and

(j)             to notify the Board in writing immediately or as soon as is reasonably practicable of his involvement in any investigation conducted by the police in relation to any criminal offence or alleged criminal offence, whether occurring before or during the Appointment, where he is the perpetrator or alleged to be the perpetrator of such criminal offence or alleged criminal offence.

5.2   The Executive’s normal place of work shall initially be the Company’s offices at Uxbridge. The Executive shall, however, attend and work at any of the places of business of the Company and/or the Group, within the United Kingdom, as reasonably determined from time to time by the Board, and he shall travel to and work at such places (whether within or outside the United Kingdom, although any such travel and work outside the United Kingdom shall not be for longer than one month in any one year) in the manner and on the occasions reasonably required from time to time by the Board.

5.3   The hours of work of the Executive are not fixed but are such normal working hours of the Company and such additional hours as may be necessary to enable him properly to discharge his duties. As a managing executive, the Executive may work more than 48 hours per week on average. For information, the normal working hours of the Company are 37.5. The Executive will not be entitled to any additional pay for any overtime worked.

5.4   The Executive shall, at any stage during his employment:

(a)          at the reasonable request and expense of the Company, submit to a medical examination by a medical practitioner nominated by the Company as part of a health screening programme and for insurance purposes;  and

(b)         authorise such medical practitioner to disclose to or discuss with the Company’s medical adviser any matters arising from such examination; and the Company’s medical adviser may notify [the Chairman] of the Company of any serious matter if, in his opinion, it might materially affect the health of the Executive or the Executive’s proper discharge of his duties.

6       Pay and Expenses

6.1   The Company shall pay to the Executive for the proper performance of his duties under this Agreement a fixed salary at the rate of £265,000 per annum (or such higher rate as the Company may from time to time notify in writing to the Executive). The fixed salary will accrue from day to day and be payable by equal monthly instalments in arrears by no later than the 25th working day of each month by credit transfer to the bank or building society account nominated by the Executive in writing from time to time.

6.2   Notwithstanding anything to the contrary contained in the Articles of Association of the Company or of any other Group Company or any other company of which the Executive is a member of the board of directors at the request and/or nomination of the Board, the fixed salary payable under clause 6.1 above will be inclusive of any other fees or remuneration of any description which the Executive might be entitled to receive from such company and the Executive shall either waive his right to any such remuneration or account to the Company for the same immediately upon receipt.

6.3   The Company operates a discretionary bonus scheme, the provisions of which are at the entire discretion of the Board. The scheme does not form part of the Executive’s terms and conditions of employment, and receipt of a bonus in any year is no guarantee or indication that a bonus will be paid in any subsequent year. Details of the current bonus scheme are contained within a separate document a copy of which will be provided to the Executive separately, although the Executive acknowledges and agrees that he will not be considered for any discretionary bonus during the Company’s 2005 financial year.

6.4   The Executive shall receive the sum of £85,000, less any deductions which the Company is required by law to make (“Signing Bonus”), in accordance with the company’s first payroll run after the Commencement Date, provided that the Company has received a copy of this Agreement executed by the Executive, and the Executive is still in employment and he has not given  notice of the termination of his employment.

6.5          The fixed salary shall be reviewed by the Compensation Committee on an annual basis, on or around December each year, with any increase to take effect from the beginning of the following year. Increases are not automatic, but will be based on individual merit and performance, as well as the general performance of the Company and the prevailing economic conditions at the time of the review. An increase in any year is neither a guarantee nor an indication that an increase will be granted in any subsequent year.

6.6   The Executive hereby authorises the Company to deduct from any remuneration accrued and due to him under the terms of this Agreement (whether or not actually paid during the Appointment and including but not limited to fixed salary, bonus or expenses, or payment in lieu of notice):

(a)   any overpayment of salary or expenses or payment made to the Executive by mistake or through any misrepresentation;

(b)   any debt owed by the Executive to the Company or any Group Company;  and

(c)   any other sum or sums which may be required to be authorised pursuant to Section 13 of the ERA; or

(d)   any tax or employee Social Security contributions due in respect of remuneration or any other monies received or receivable by the Executive from the Company.

6.7   The Company shall repay to the Executive all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties, subject to the Executive having delivered to the Company such form(s) and vouchers or other evidence of actual payment of such expenses as the Company may from time to time reasonably require. The decision of the Board as to what constitutes reasonable expenses shall be conclusive.

7       Other benefits

7.1   During the Appointment and subject to the terms of this Agreement, including the terms of any policies implemented by the Company in relation to the provision of a car allowance, the Company shall provide the Executive with a car allowance (“the Car Allowance”) initially at the rate of £1,200 per month, subject to the required deductions for income tax and social security contributions. The Company will also repay to the Executive any reasonable expenses incurred in connection with the Executive using his private vehicle for business or personal purposes including fuel, insurance and routine maintenance, subject to the Executive having delivered to the Company such form(s) and vouchers or other evidence of actual payment of such expenses as the Company may from time to time reasonably require and also subject to the conditions of the relevant car allowance policy. The decision of the Board as to what constitutes reasonable expenses shall be conclusive.

7.2   The Executive shall be entitled to the benefits set out in clauses 7.3 to 7.6 inclusive below during the Appointment, subject always to the rules of any such scheme from time to time in force and any applicable Inland Revenue limits. The provision of such benefits may result in additional tax or social security liability, and the Company will make any required deductions for such tax and/or social security as may be required from the Executive’s fixed salary. The Company reserves the right to withdraw or amend any of these benefits, or to change the insurance provider, at any time, and provision of any of these benefits shall not prevent the Company from terminating the Executive’s employment at any time. Further details of the terms and conditions and other information in relation to this benefits are available from [the Human Resources Department].

7.3   Without prejudice to the Company’s right to terminate the Appointment, the Executive shall be entitled to participate in any suitable permanent health insurance scheme (having regard to the Executive’s position and status) operated by the Company from time to time, at its expense.

7.4   The Executive shall be entitled to participate in a suitable medical and dental expenses insurance scheme (having regard to the Executive’s position and status) operated by the Company from time to time, at its expense.

7.5   Subject to his eligibility, the Executive shall be entitled, at the Company’s expense, to participate in a life assurance scheme operated by the Company, which will provide cover up to a maximum of 4 times the Inland Revenue earnings cap in the event of his death during the continuation of the Appointment.

7.6   The Company will maintain directors’ and officers’ insurance for the benefit of the Executive in respect of those liabilities which he may incur during an appointment as a director or officer of the Company or any Group Company.

7.7   As soon as reasonably practicable after the Commencement Date, Herbalife Limited will award the Executive 100,000 stock options in accordance with, and subject to, Herbalife Limited’s 2004 Stock Incentive Plan.

7.8   Any benefits that may from time to time be provided by the Company or any Group Company to the Executive or his family that are not expressly referred to in this Agreement shall be provided at the entire discretion of the Company and, unless so agreed in writing, shall not form part of the Executive’s terms and conditions of employment.

8       Pension arrangements

8.1   During the Appointment, the Company shall contribute on a monthly basis to the Executive’s personal pension scheme comprised within the Company-sponsored group personal pension arrangement, at the annual rate of 12% of the fixed salary provided for in clause 6.1, subject always to applicable Inland Revenue limits (whether as to rates or the Allowable Maximum or any future equivalent or otherwise) not being exceeded (“Company Contributions”).

9       Holiday

9.1   In addition to the usual public and bank holidays in England, the Executive shall be entitled to 25 days’ paid holiday in each complete holiday year worked (and pro rata for part of each holiday year worked) to be taken at such time or times as shall be agreed by the Board.

9.2   The holiday year runs from 1 January each year to the following 31 December. No holiday entitlement may be carried forward from one holiday year to the next and no payment will be made in lieu of any such untaken holiday entitlement other than on the termination of the Appointment as provided for in clause 9.5 below.

9.3   The Company may require the Executive to take all or part of any outstanding holiday entitlement during any period of notice of termination, whether such notice is given by the Company or the Executive.

9.4   Upon termination of the Appointment, the Executive’s entitlement to holiday will be calculated on the basis of 2.1 days for each calendar month of service completed during the holiday year in which termination occurs.

9.5   The Company will:

(a)   make a payment of a day’s pay for each day’s holiday which the Executive has accrued but has not taken as at the Termination Date, subject to deductions for income tax and social security contributions; or

(b)   deduct a day’s pay for each day’s holiday which the Executive has taken in excess of his accrued entitlement as at the Termination Date from any remuneration or other payments due to the Executive from the Company.

9.6          For the purposes of clause 9.5 above, a day’s pay is calculated as 1/260 of the Executive’s fixed salary from time to time.

10             Confidentiality

10.1   The Executive acknowledges that:

(a)          the Company and every Group Company possess a valuable body of Confidential Information to which he has access in order to carry out his duties effectively;

(b)         his duties during the Appointment include, without limitation, a duty of trust and confidence and a duty to act at all times in the best interests of the Company; and

(c)          all Documents containing or referring to Confidential Information at any time in his control or possession are and shall at all times remain the absolute property of the Company.

10.2   Subject to clause 10.3, the Executive shall not (whether directly or indirectly) during the continuance of the Appointment, other than in the proper course of his duties and for the benefit of the Company, nor after the Termination Date:

(a)          use, disclose, publish or communicate or cause to be used, disclosed, published or communicated to any person any Confidential Information; or

(b)         copy or reproduce in any form or by or on any media or device or allow others to copy or reproduce or have access to any Documents containing or referring to Confidential Information.

10.3   The restrictions in clause 10.2 will not:

(a)          restrict the Executive from disclosing any Confidential Information which the Executive is required to disclose by law or any order of the court or any relevant regulatory body, provided that such disclosure is only to the proper recipient and to the extent required and that the Executive shall have given prior written notice to the Company of the requirement and of the information to be disclosed, allowed the Company an opportunity to comment on the requirement and have taken such comments into consideration before making the disclosure;  and

(b)         will not apply to Confidential Information which is or which comes into the public domain otherwise than as a result of an unauthorised disclosure (whether direct or indirect) by the Executive or any other person who owes the Company an obligation of confidentiality in relation to the information disclosed.

10.4   The Executive undertakes and agrees that:

(a)          he will comply with any Company policy relating to Confidential Information which may be issued from time to time during the Appointment;

(b)         both during the Appointment and after the Termination Date, he will exercise due care and diligence to prevent any unauthorised direct or indirect publication, disclosure or use of Confidential Information and any Documents containing or referring to it;

(c)          both during the Appointment and after the Termination Date, following a request by the Board and in accordance with clause 12.1, on the termination of the Appointment, that he will promptly deliver to the Company up any Confidential Information (including all copies of all Documents and abstracts whether or not lawfully made or obtained) which are in his possession or under his control and shall delete any such Confidential Information from any re-usable medium; and

(d)         both during the Appointment and after the Termination Date, he will do such things and sign such documents at the expense of the Company as shall be reasonably necessary to give effect to this clause and/or to provide evidence that it has been complied with.

10.5   Nothing in this Agreement shall restrict the rights of the Executive to make a Protected Disclosure under the ERA. If the Executive has a particular grievance, concern, disclosure or information of a particularly sensitive nature or has reasonable grounds to believe that the Company has committed a crime, a breach of its legal obligations, a miscarriage of justice, or a breach of health and safety or environmental legislation, the Executive should raise this in the first instance with a non-executive director of the Executive’s choice.

10.6   The Executive agrees that the provisions set out in this clause 10 are without prejudice to any other duties of confidentiality owed to the Company, whether express or implied, and are to survive the termination of the Appointment.

11             Restrictions during the Appointment

11.1   Save as permitted under clause 11.2, the Executive shall not during the Appointment carry on or be concerned, engaged or interested directly or indirectly (whether as principal, shareholder, partner, employee, officer, agent or otherwise) in any trade profession or business other than that of the Company and shall not engage in any other activity or hold any public office (unless required by law) which the Company reasonably considers may impair his ability to perform his duties under this Agreement except with the written permission of the Board.

11.2   The Executive may:

(a)          hold a Permitted Interest;  and/or

(b)         carry on or be concerned, engaged or interested in any other trade, profession or business or hold a public office if he shall have:

                                                               (i)  provided, on the basis of the utmost good faith, full particulars of its nature and of the likely demands it will make on his time and abilities;

                                                           (ii)  obtained the prior written consent of the Board, which consent may be given subject to such terms or conditions as it may decide (each of which shall be considered to be a term of this Agreement) and the Company shall have the right to reconsider the consent or the terms if it reasonably considers that it is in the interests of the Company to do so;  and

                                                       (iii)  if required by the Company at any time, provide full details of such hours as he may spend on its business to enable the Company to comply with the requirements of the Working Time Regulations 1998.

11.3   The Executive shall not during the Appointment (save in a purely social capacity or with the prior written consent of the Board) make any contact, whether formal or informal, written or oral, with any of the Company’s past, current or prospective suppliers, customers, agents or clients with whom the Executive has had business dealings (directly or indirectly) for any purpose (including but not limited to an intention to set up a competing business or to seek employment) other than for the legitimate business interests of the Company.

11.4   The Executive shall not during the Appointment either on his own behalf or on behalf of any person, firm or company:

(a)          solicit or endeavour to entice away from the Company an employee, or discourage from being employed by the Company any person who, to the knowledge of the Executive, is an employee or a prospective employee of the Company;  or

(b)         employ or procure another person to employ any such person.

11.5   The Executive shall not, without the prior written consent of the Board, either directly or indirectly:

(a)          publish an opinion fact or material; or

(b)         deliver any lecture or address; or

(c)          participate in the making of any film, radio broadcast or television transmission; or

(d)         communicate with any representative of the media (including but not limited to television (terrestrial, satellite and cable), radio, the internet, newspapers and other journalistic publications) or any third party relating to the business or affairs of the Company or any Group Company or to any of its or their officers, employees, customers, clients, suppliers, distributors, agents or shareholders or to the development or exploitation of any intellectual property belonging to the Company or any Group Company.

11.6   The restrictions set out in this clause 11 are without prejudice to any other fiduciary duties owed to the Company whether express or implied.

12             Restrictions after the Appointment

12.1   The Executive acknowledges that, during the course of his employment with the Company, he will receive and have access to Confidential Information and accordingly he is willing to enter into the covenants set out in this clause 12 in order to provide the Company and any Group Companies with what he considers to be reasonable protection for those interests.

12.2   The Executive shall not, in any Capacity, save in respect of a Permitted Interest or with the prior written consent of the Board (which shall not be unreasonably withheld), for a period of 6 months (subject to clause 12.5) from the Termination Date within the restricted area carry on or be concerned or engaged or interested in any part of any trade or business which competes with any part of any trade or business carried on by the Company in which the Executive shall have been actively engaged or involved at any time during the Period.

12.3   The Executive shall not in any Capacity for a period of 6 months from the Termination Date (subject to clause 12.6) in competition with the Company or any Group Company and in relation to the business activities of the Company in which the Executive has been engaged or involved during the Period:

(a)          solicit, approach or offer goods or services to or entice away from the Company any person, firm or company who was either: i) a client or customer of the Company during the Period with whom the Executive has been actively engaged or involved by virtue of his duties hereunder during the Period;  or ii) a prospective client or customer of the Company with whom or which as at the Termination Date there are negotiations ongoing with a view to him or it becoming a customer or client of the Company or any other Group Company and where the Executive has been actively engaged or involved in such negotiations in the performance of his duties under this Agreement; or

(b)         deal with or accept custom from any person, firm or company who was either: i) a client or customer of the Company during the Period with whom the Executive has been actively engaged or involved by virtue of his duties hereunder during the Period; or ii) a prospective client or customer of the Company with whom or which as at the Termination Date there are negotiations ongoing with a view to him or it becoming a customer or client of the Company or any other

Group Company and where the Executive has been actively engaged or involved in such negotiations in the performance of his duties under this Agreement; or

(c)          solicit or approach or offer goods or services to or entice away from the Company any person, firm or company who was a supplier, agent or distributor of the Company during the Period with whom the Executive has been actively engaged or involved by virtue of his duties hereunder during the Period;  or

(d)         deal with or interfere with any person, firm or company who was a supplier, agent or distributor of the Company during the Period and in each case with whom the Executive has been actively engaged or involved by virtue of his duties hereunder during the Period.

12.4   The Executive shall not for a period of 6 months from the Termination Date (subject to clause 12.6) in any Capacity in relation to the business activities of the Company in which the Executive has been engaged or involved, directly or indirectly, approach, solicit, endeavour to entice away, employ, offer employment to or procure the employment of any person who is or was a Key Employee whether or not such person would commit any breach of his contract of employment by reason of so leaving the service of the Company or any Group Company or otherwise.

12.5   The Executive shall not, at any time after the Termination Date, in any Capacity:

(a)          interfere or seek to interfere with the continuance, or any of the terms, of the supply of goods or services to the Company;  or

(b)         represent himself as being in any way connected with or interested in the business of the Company (except as a former employee for the purpose of communicating with prospective employers or complying with any applicable statutory requirements) or use any name which is identical or similar to or likely to be confused with the name of the Company or any product or service produced or provided by the Company or which might suggest a connection with the Company; or

(c)          make any untrue or misleading oral or written statement concerning the business and affairs of the Company or any Group Company.

12.6   The period of the restrictions in these clauses 12.2, 12.3, 12.4 and 12.5 shall be reduced by the period, if any, spent by the Executive during which the Executive is precluded by the Company from attending at the Company’s premises and from contacting clients, customers, suppliers or agents of the Company in accordance with clause 4.4.

12.7   The Executive agrees that each of the restrictions in 12.2, 12.3, 12.4, and 12.5 is separate and distinct, is to be construed separately from the other restrictions, and is reasonable as regards its duration, extent and application for the protection of the legitimate business interests of the Company. However, in the event that any such restriction shall be found to be void or unenforceable but would be valid or enforceable if some part or parts of it were deleted, the Executive agrees that such restriction shall apply with such deletions as may be necessary to make it valid and effective.

13             Relevant Definitions

13.1   For the purposes of the restrictions set out in clauses 10, 11, and 12:

(a)          the expression “Company” shall include any former owner or transferor of a business acquired by the Company by which the Executive shall have been employed under a contract of employment in respect of which his service is included for the purposes of calculating continuous employment with the Company;

(b)         any reference to the Company and to the Company’s trade or business shall be deemed to include any Group Company and its trade or business and/or to apply to them as if the words were repeated by reference to such company insofar as the Executive shall have been performing services for a period of not less than [three] months for such Group Company at any time during the Period, and the Executive hereby undertakes to execute any further documents which the Company may require to confirm this;  and

(c)          where references to the Company and Company’s trade or business are deemed to include and/or apply to a Group Company and to a Group Company’s business pursuant to paragraph (b) of this clause 13.1, the Executive covenants with the Company for itself and in the same terms in relation to each such Group Company and each Group Company’s business as he does with the Company and in respect of the Company’s business.

14             Absence, Illness and Incapacity

14.1   If, at any time, the Executive is prevented by reason of ill-health, accident or other incapacity from properly performing his duties he shall promptly furnish to the Company, if required, evidence of such incapacity in a form satisfactory to the Board.

14.2   The Company shall pay the Executive his fixed salary (less an amount equal to any statutory sick pay to which he may be entitled) for the first 180 days of absence in aggregate in any 12 month period due to illness or other incapacity, but shall not be required to pay the Executive any salary or other remuneration for any further periods of such absence in that 12 month period, although it may at its discretion do so.

14.3   If any incapacity of the Executive shall be caused by any alleged action or wrong of a third party and the Executive shall choose to claim damages in respect of it, then the Executive shall use all reasonable endeavours to recover damages for loss of earnings and contributions (if any) made by the Company to any pension scheme in respect of the Executive, if any, over the period for which his fixed salary has been or will be paid to him by the Company under clause 14.2 and shall account to the Company for any such damages recovered (in an amount not exceeding the actual fixed salary and any such pension contributions paid or payable to him by the Company under clause 14.2 in respect of the said period) less any costs borne by him in achieving such recovery. The Executive shall keep the Company informed or the commencement, progress and outcome of any such claim.

15             Termination

15.1   The Company may at any time terminate the Appointment with immediate effect without notice or payment in lieu of notice (or by such longer period of notice as the Company shall see fit) by giving the Executive written notice of any of the following events:

(a)          if the Executive, at the time the notice is given, is prevented by reason of ill-health or accident or other incapacity from properly performing his duties and has been so prevented (whether by the same or another reason) for at least a continuous period of 180 days or for an aggregate period of at least 180 days (whether or not, in either case, working days) in the preceding 12 months;

(b)         if the Executive shall have:

                                                               (i)  committed any material breach or non-observance or, after having been given warning in writing, any repeated or continued breach or non-observance of any of his duties or any of his express or implied obligations arising from the Appointment or otherwise as a director of the Company or Group Company, including refusing to comply with any instructions given to him by the Board;

                                                           (ii)  been guilty of conduct or permitted or suffered events tending in the reasonable opinion of the Board to bring himself, the Company or any Group Company into disrepute whether or not such conduct or events took place during the Appointment, or are in any way connected to the Appointment;

                                                       (iii)  become prevented by an applicable law or regulation from becoming or continuing as a director of the Company or performing any of his material duties;

                                                         (iv)  resigned or otherwise ceased to be a director of the Company (if appointed) by reason of his own action or default without the prior written consent of the Board (except during any period of notice);

                                                             (v)  committed any act of fraud or dishonesty (whether or not connected with the Appointment) or committed any act which, in the reasonable opinion of the Board, adversely and materially affects his ability to properly carry out his duties;

                                                         (vi)  become unable to pay his debts for the purposes of Section 268 of the Insolvency Act 1986, claimed the benefit of any Act for the time being in force for the relief of insolvent debtors or proposed or made any arrangement or composition with his creditors;

                                                     (vii)  been convicted of a criminal offence (excluding an offence under road traffic legislation in respect of which he is not sentenced to a term of imprisonment, whether immediate or suspended); or

                                                 (viii)  become of unsound mind or a patient as defined in either section 112 or Section 145 of the Mental Health Act 1983 or been admitted to a hospital in pursuance of an application made under Part 11 of that Act.

15.2   Unless the Board otherwise permits, the Appointment shall, notwithstanding any other provision of this Agreement, automatically terminate without notice at the end of the month in which the Executive attains the age of 65 years, being the Company’s normal retirement age.

15.3   The Executive shall have no claim against the Company in respect of the termination of the Appointment:

(a)          by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction or as part of any arrangements for the amalgamation or demerger of the undertaking of the Company not involving liquidation provided that the Executive shall have been offered employment with the amalgamated or reconstructed or de-merged company or companies on terms no less favourable to him than under this Agreement;  or

(b)         in relation to any provision in Herbalife Limited’s 2004 Stock Incentive Plan, or any other plan, any articles of association, agreement or arrangement, which has the effect of requiring the Executive to sell or give up any shares, securities, options or rights at any price or which causes any options or other rights granted to him to become prematurely exercisable or lapse.

15.4   The Board may, in its reasonable discretion, at any time, suspend the Executive for a reasonable period pending the making and completion of such investigation(s) as the Board thinks fit. While the suspension continues, the Company shall, unless specifically otherwise provided in this Agreement, pay to the Executive his fixed salary and provide to him the other benefits set out in this Agreement. During the period of suspension, the Company and relevant Group Companies shall not be obliged to provide work to the Executive and may require the Executive to comply with such conditions as the Company may specify in relation to attending at or remaining away from the places of business of the Company and/or the Group Companies.

16             Obligations on the termination of the Appointment

16.1   Upon the termination of this Appointment (for whatever reason and howsoever arising) the Executive:

(a)          shall not remove, conceal or destroy, but shall immediately deliver up to the Company:

                                                               (i)  all Documents;

                                                           (ii)  any other property belonging to the Company or any Group Company; and

                                                       (iii)  any Intellectual Property belonging to the Company, any Group Company or any of its or their clients or customers which may then be in his possession or under his control and shall, if requested, certify in writing to the Company and provide evidence that he has complied with this clause 16.1(a);

(b)         shall immediately resign without claim for compensation from any office or offices held by him in the Company, any Group Company, or any other company as representative or nominee of the Company or otherwise by virtue of the Appointment, and in the event that he fails to do so within seven days of the Termination Date, the Company is hereby irrevocably authorised to appoint any person in his name and on his behalf to sign and deliver such resignation or resignations to the Company, any Group Company or any other company as may be appropriate; and

(c)          shall immediately repay all outstanding debts or loans due to the Company or any Group Company.

17             Record keeping and data protection

17.1   The Executive acknowledges and agrees that in order to keep and maintain records relating to the Appointment it will be necessary for the Company to record, keep and process personal data (which may include sensitive data as defined by the DPA) relating to the Executive, in hard or soft copy, including without limitation data such as references, bank details and other personal details.

17.2   The Executive acknowledges and agrees that to the extent that it is reasonably necessary in connection with the Appointment and the performance of the Company’s responsibilities as an employer and provided the Company complies with its obligations under the DPA, the Company may:

(a)          disclose the Executive’s personal and sensitive data to others, including without limitation other employees of the Company, Group Companies, the Company’s professional advisers Government bodies, including, without limitation, the Inland Revenue and other regulatory and non-regulatory authorities; and

(b)         transfer such data outside the European Economic Area to Group Companies or service providers which may be located in countries that do not have laws to protect the Executive’s data. Where such transfer takes place, the Company shall take appropriate steps to satisfy itself that the entity to which the Executive’s personal and sensitive data is transferred has in place the appropriate technical and organisational measures to protect such data against unauthorised or unlawful processing and against accidental loss or destruction of or damage to the data.

17.3   The Company’s policy on data protection is available from [the Human Resources Department].

17.4   For the purposes of the DPA, the Company has nominated the [Company Secretary] as its data protection officer.

18             Security and use of equipment

18.1   The Executive acknowledges that the Company may legitimately monitor any communications sent or received by the Executive either in the performance of his duties or by way of the Company’s networks and hereby consents to such monitoring. For the purposes of this clause 18,

(a)          “monitoring” means the checking, recording and reviewing of telephone calls, computer files, records and e-mails, and the undertaking of any other compliance, security or risk analysis checks the Company reasonably considers necessary; and

(b)         “networks” includes any telephone communications using the Company’s switchboard; voicemail system, and the Company’s e-mail network.

18.2   The Executive undertakes at all times to comply with all conditions of use which may from time to time be imposed by the Company with regard to the use of equipment networks and systems provided by the company including without limitation:

(a)          the Company’s Internet and e-mail policy; and

(b)         the Company’s privacy policy.

19             Notices

19.1   Notices by either party:

(a)          must be in writing addressed:

                                                               (i)  to the Company at its registered office for the time being;  and

                                                           (ii)  to the Executive at his place of work or at the address set out in this Agreement or such other address as the Executive may from time to time have notified to the Company for the purpose of this clause;  and

(b)         will be effectively served:

                                                               (i)  on the day of receipt, where any hand-delivered letter or a facsimile transmission is received on a business day before or during normal working hours;

                                                           (ii)  on the following business day, where any hand-delivered letter or facsimile transmission is received either on a business day after normal working hours or on any other day;

                                                       (iii)  on the second business day following the day of posting from within the United Kingdom of any letter sent by first class prepaid mail;  or

                                                         (iv)  on the fifth business day following the day of posting to an overseas address of any prepaid airmail letter.

20             General

20.1   The Company’s usual disciplinary rules will apply to the Appointment except as otherwise expressly provided in this Agreement. A copy of these rules are available from the Human Resources department.

20.2   The Company’s usual grievance procedures will apply to the Appointment except as otherwise expressly provided for in this Agreement. If the Executive has any grievance relating to the Appointment, he should apply in writing to the Chairman/C.O.O. A copy of these rules are available from the Human Resources department.

20.3   If the Executive is dissatisfied with any disciplinary decision relating to him or he seeks redress of any grievance relating to his employment then the Executive may apply either orally or in writing to such director/executive as the Board may nominate to consider and act upon the application.

20.4   This Agreement contains all the terms of employment of the Executive, is in substitution for all existing contract(s) of employment between the Company and any Group Company and the Executive (if any, and whether written, oral or governed by a course of dealings); and any existing contract which shall terminate with effect from the Commencement Date.

20.5   There are no collective agreements affecting the terms and conditions of the Appointment.

20.6   If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority:

(a)          all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired; and

(b)         but would be valid or enforceable if some part of the provision were deleted, or the period of the obligation reduced in time, or the range of activities or area covered reduced in scope, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

20.7   The waiver, express or implied, by either party of any right under this Agreement or any failure to perform or breach by the other shall not constitute or be deemed a waiver of any other right under this Agreement or of the same right on another occasion.

20.8   No amendment, change or addition to the terms of this Agreement shall be effective or binding on either party unless reduced to writing and signed by each party adversely affected by such amendment, change or addition.

20.9   The Executive represents and warrants that he is not a party to any agreement, contract (whether of employment or otherwise) or understanding that would in any way restrict or prohibit him from undertaking or performing any of the duties of the Appointment in accordance with this Agreement.

20.10  The Executive undertakes not to disclose or communicate any terms of the Appointment to any other employee of any Group Company or to any third party, other than:

(a)    for the purpose of obtaining professional advice in relation to the Appointment;

(b)   as may be required by any legal or regulatory obligations; or

(c)    as may be permitted by the terms of this Agreement.

20.11  This Agreement is governed by and is to be construed in accordance with the laws of England and the Parties hereby submit to the exclusive jurisdiction of the High Court of Justice of England and Wales.

20.12  Except as otherwise expressly stated in this Agreement, nothing in this Agreement confers any rights on any person (other than the parties hereto) pursuant to the Contracts (Rights of Third Parties) Act 1999.

SCHEDULE 1

Intellectual Property

1                    In this Schedule 1 “Intellectual Property” shall mean any current and future intellectual property rights (whether registered or not) including any copyrights, trade marks, trade names, domain names, rights in logos and get-up, inventions (including without limitation any improvement or addition to any invention), Confidential Information, trade secrets and know-how, registered and unregistered design rights, patents, utility models, semi-conductor topographies, all rights of whatsoever nature in computer software and data and rights in databases and all applications for registration, renewals and/or extensions in relation to any of the above and all intangible rights and privileges of a nature similar, analogous or allied to any of the above in any part of the world,

2                    The Executive acknowledges, having regard to the nature of the business of the Company and other Group Companies and the nature of the Executive’s expertise, that:

(a)          the normal duties of the Executive under the Appointment may include the making of inventions; and/or

(b)         inventions may reasonably be expected to result from the carrying out by the Executive of such duties;  and/or

(c)          due to the nature of the Executive’s duties and the particular responsibilities arising from the nature of his duties, the Executive has a special obligation to further the interests of the Company’s undertaking.

3                    The Executive shall disclose to the Company, in writing and promptly on creation, full details of any:

(a)          invention made, originated, developed, discovered or produced (“created”) by the Executive in the course of the Appointment (in each case whether or not created during office hours or using office stationery and equipment, whether or not created during or after the date of this Appointment and/or whether or not the Executive created jointly or alone) in connection with or in any way affecting or relating to or capable of being used or adapted for use in the business of the Company or any other Group Company (“the Executive’s Inventions”); and

(b)         other Intellectual Property created by the Executive during the course of his Appointment (“the Executive’s IP”).

4                    The Executive acknowledges that any Executive’s Inventions and any Executive’s IP shall belong to and vest in the Company absolutely to the fullest extent permitted by law. Notwithstanding the above, to the extent that the Executive’s Inventions and Executive’s IP does not vest in the Company, then, to the fullest extent permitted by law and in particular subject to section 42 of the Patents Act 1977 (“the Patents Act”), the Executive shall:

(a)          assign to the Company, by way of present assignment of future rights in respect of rights not yet created, the Executive’s Inventions and Executive’s IP; and

(b)         hold on trust for the benefit of the Company the Executive’s Inventions and Executive’s IP until it is vested absolutely in the Company.

5                    The Executive undertakes and agrees, both during the Appointment following a request by the Board and, in accordance with clause 16.1, on termination of the Appointment, that he will promptly deliver to the Company all Documents (and all copies or abstracts whether or not lawfully made or obtained), recording or relating to any part of the Intellectual Property owned or used by the Company or any Group Company (including without limitation the Executive’s Inventions and Executive’s IP) which are in his possession or under his control.

6                    The Executive shall promptly on request, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to Company for giving full effect to the provisions of this Schedule 1 and securing to the Company (its nominee, or any Group Company) the full benefit of the rights, powers, privileges and remedies conferred upon the Company in this Schedule 1 to the fullest extent permitted by law.

7                    In the event that the Executive fails to comply with paragraph 6 of Schedule 1 within a period of [seven] days after receipt of a request by the Company pursuant to that paragraph 6, the Executive hereby irrevocably appoints the Company, or its nominee, as its attorney to sign, execute and deliver on its behalf, any deeds and documents and to do all acts and things necessary to give effect to the terms of this Schedule 1, securing to the Company the full benefit of the rights, powers, privileges and remedies conferred upon the Company in this Schedule 1. Such appointment shall include without limitation, the ability of the Company to appoint third parties as its attorney to do such further acts and execute such documents.

8                    The Executive acknowledges that, except as provided by law and in particular sections 40 - 42 of the Patents Act, no further remuneration or compensation other than that provided for in this Agreement is or may become due to the Executive in respect of the performance of his obligations under this Schedule 1.

9                    The Executive waives any moral rights (as provided for by Chapter IV of the Copyright Designs and Patents Act 1988 or any similar provisions of law in any jurisdiction) in any Confidential Information, Executive’s Inventions or Executive’s IP.

10             The Executive will not do anything, whether by omission or commission, during the duration of his Appointment or at any time after the Termination Date, to affect or imperil the validity of any Intellectual Property owned or used by the Company or any Group Company including without limitation the Executive’s Inventions and the Executive’s IP.

11             The Executive shall, before working, assigning or granting rights in relation to any Intellectual Property to which the Company is not entitled under this Agreement and/or at law, allow the Company or any Group Company nominated by it a reasonable opportunity to evaluate and purchase the same within [three] months after notification on fair and reasonable terms to be agreed or settled by a single arbitrator to be appointed by [President of relevant institute] whose decision shall be final and binding and whose costs shall be borne [by the Company].

12             Notwithstanding the Company’s right of first refusal under paragraph 11 above, the Executive shall not dispose of any rights to any third party unless he shall first have given written notice to the Company with full, complete and bona fide details of the price and terms offered by the third party offering the Company, or any Group Company, an opportunity to purchase the rights concerned at the same price and on the same terms within 28 days of the date of the notice.

13             To the fullest extent permitted by law, the rights and obligations under this Schedule 2 shall continue in full force and effect after the Termination Date and shall be binding on the Executive’s personal representative(s).

Signed as a deed by HERBALIFE EUROPE LIMITED acting by:

/s/ GREG PROBERT	and	/s/ RICHARD GOUDIS
[signature of first director]		[signature of second director or secretary]

[print name of first director] Director		[print name of second director or secretary] Director/Secretary

Signed as a deed by:

/s/ WYNNE ROBERTS
[signature]

[print name of signatory]
in the presence of:

[signature of witness]

[print name of witness]
Address

Occupation